UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2006

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement

Effective June 1, 2006, Acusphere, Inc. (the “Company”) entered into an agreement to license on a non-exclusive basis various ultrasound-related intellectual property from GE Healthcare, a division of General Electric Company. The agreement provides the Company with use of GE’s ultrasound contrast agent patents in combination with the Company’s lead product candidate AI-700 in the field of ultrasound contrast agents, as well as any patents that GE acquires in the field within 12 months of the agreement. The term of the agreement extends until expiration of the last of the patents licensed under the agreement.

Under the terms of the agreement, the Company paid GE Healthcare $5.0 million at signing and will pay GE Healthcare $5.0 million at the one-year anniversary of the agreement, $5.0 million upon commercial approval of AI-700 (defined as the first to occur of the approval of a New Drug Application in the United States or the approval of a Marketing Authorization Application in Europe), and $5.0 million at the one year anniversary of such commercial approval.

Item 7.01            Regulation FD Disclosure

On June 5, 2006, the Company issued a press release announcing that it had entered into an agreement to license on a non-exclusive basis various ultrasound-related intellectual property from GE Healthcare, a division of General Electric Company. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

On June 5, 2006, the Company issued a press release announcing the preliminary results of its first of two Phase 3 clinical trials for the Company’s lead product candidate AI-700, the RAMP-1 (Real-time Assessment of Myocardial Perfusion-1) trial. A copy of the press release is being furnished as Exhibit 99.2 to this Report on Form 8-K.

On June 5, 2006, the Company issued a press release announcing the completion of enrollment in the second of its two Phase 3 clinical trials for the Company’s lead product candidate AI-700, the RAMP-2 (Real-time Assessment of Myocardial Perfusion-2) trial. A copy of the press release is being furnished as Exhibit 99.3 to this Report on Form 8-K.

On June 6, 2006, the Company conducted a conference call to discuss the GE agreement, the preliminary results of the RAMP-1 trial, the status of the RAMP-2 trial and other operating matters. Participating on the call were Sherri Oberg, President and CEO of the Company, Richard Walovitch, Ph.D., Senior Vice President of Clinical Research of the Company, and Roxy Senior, M.D., Director of Echocardiology and Nuclear Cardiology, Director of Cardiac Research, and Consultant Cardiologist at Northwick Park Hospital and the Imperial College School of Medicine, London UK.  An archived version of the conference call may be accessed by visiting the Investor Relations section of the Company's Web site at www.acusphere.com, and will be available through June 30, 2006. A slide show intended for use in connection with the conference call may be accessed at ww.acusphere.com/ramp1.html.  A replay of the call will also be available by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers (access code 84022360).

This Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01            Other Events

RAMP-1 Trial Preliminary Results

On June 5, 2006, the Company announced preliminary results for the first of two Phase 3 clinical trials for the Company’s lead product candidate AI-700, the RAMP-1 (Real-time Assessment of Myocardial Perfusion-1) trial. RAMP-1 was statistically designed to demonstrate that, for 2 out of 3 echo blinded readers, AI-700 enhanced stress echo was non-inferior to nuclear stress in assessing coronary heart disease. The primary endpoints were accuracy, specificity and sensitivity (requiring p value <0.025 for each). The accuracy and specificity results exceeded the criteria for success of this trial, where 3 out of 3 readers met this standard for accuracy and 2 out of 3 readers exceeded this standard for specificity. The sensitivity results missed the criteria for success of the trial with 1 out of 3 readers meeting the non-inferiority standard. The Company indicated that, based upon its review of the safety data from this trial, AI-700 was well tolerated.

In the RAMP-1 study, the accuracy of the nuclear blinded reader was 70%. All three echo blinded readers read with accuracy that was statistically non-inferior to the nuclear blinded reader (all p values<0.005). The specificity of the nuclear blinded reader was 63% and the specificity of two of the AI-700 echo blinded readers was statistically superior (both p values<0.001). The sensitivity of the nuclear blinded reader was 78% and the sensitivity of one of the AI-700 echo blinded readers was non-inferior to nuclear (p=0.002). Greater than 99% of the AI-700 images acquired from patients enrolled in the trial were readable.

The majority of adverse events (AEs) reported were mild in intensity, transient, and resolved without residual effects. The most common AEs reported were headache, chest pain, nausea, flushing and dizziness and the majority of these AEs occurred following the administration of the dipyridamole pharmacologic stress agent prior to stress imaging. Serious adverse events (SAEs) and dose discontinuation was experienced in four and five of 321 patients, respectively. All SAEs were non-life threatening, transient, and resolved without residual effects.

Completion of Enrollment for RAMP-2 Trial

On June 5, 2006, the Company announced the completion of enrollment in the second of its two Phase 3 clinical trials for the Company’s lead product candidate AI-700, the RAMP-2 (Real-time Assessment of Myocardial Perfusion-2) trial. The Company has closed the RAMP-2 clinical trial and, as dictated by the trial design, is now in the 30-day post-enrollment follow-up period for the most recent patients enrolled in this clinical trial. Once this follow-up period is completed and all patient angiography data is collected, an independent third-party clinical research organization, on behalf of the Company, will conduct quality control checks. These checks, which can take up to 90 days, are designed to ensure that all of the required information has been fully gathered and filed before locking the database. At that time, the data may be unblinded and made available to the Company. The Company anticipates making a public announcement regarding the RAMP-2 trial results in the fourth quarter of 2006. The RAMP-2 trial was conducted in 11 locations, primarily in the United States and Europe. Approximately 450 patients have been enrolled in the RAMP-2 clinical trial.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements relating to the accuracy, sensititivy and specificity of AI-700, the safety and toleration of the drug and the timing of completion and first public announcement of the results of the Company’s RAMP-2 trial for AI-700. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding the ultimate outcome of the Company’s Phase 3 clinical trials for AI-700 and uncertainties regarding regulatory evaluation of the Company’s statistical analysis plan and clinical trial results, limited time to date for the Company to evaluate the details of the clinical trial results, uncertainties associated with government regulation and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q  for the quarter ended March 31, 2006. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01            Financial Statements and Exhibits

The following exhibits are furnished as part of this report.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release issued by Acusphere, Inc. on June 5, 2006 regarding Patent License Agreement with GE Healthcare AS
99.2	Press release issued by Acusphere, Inc. on June 5, 2006 regarding the preliminary results of the Company’s RAMP-1 trial for AI-700
99.3	Press release issued by Acusphere, Inc. on June 5, 2006 regarding the completion of enrollment in the Company’s RAMP-2 trial for AI-700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: June 6, 2006	By:	/s/ John F. Thero
Name: John F. Thero
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Acusphere, Inc. on June 5, 2006 regarding Patent License Agreement with GE Healthcare AS

99.2	Press release issued by Acusphere, Inc. on June 5, 2006 regarding the preliminary results of the Company’s RAMP-1 trial for AI-700

99.3	Press release issued by Acusphere, Inc. on June 5, 2006 regarding the completion of enrollment in the Company’s RAMP-2 trial for AI-700